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                                                                   EXHIBIT 4.3.2

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                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                                 XTO ENERGY INC.

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee



                                    _________


                                January 22, 2004

                           4.90% Senior Notes due 2014


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                                TABLE OF CONTENTS

ARTICLE 1 THE 2014 NOTES ..................................................    2
    SECTION 1.1. Designation of 2014 Notes; Establishment of Form .........    2
    SECTION 1.2. Amount ...................................................    2
    SECTION 1.3. Redemption and Repurchase ................................    2
    SECTION 1.4. Conversion ...............................................    3
    SECTION 1.5. Maturity .................................................    3
    SECTION 1.6. Other Terms of 2014 Notes ................................    3

ARTICLE 2 AMENDMENTS TO THE INDENTURE .....................................    3
    SECTION 2.1. Definitions ..............................................    3
    SECTION 2.2. Consolidation, Merger and Sale ...........................    6
    SECTION 2.3. Events of Default ........................................    7
    SECTION 2.4. Supplemental Indenture with Consent of Holders ...........    9
    SECTION 2.5. Covenants ................................................    9
    SECTION 2.6. Defeasance and Covenant Defeasance .......................   10

ARTICLE 3 MISCELLANEOUS PROVISIONS ........................................   14
    SECTION 3.1. Integral Part ............................................   14
    SECTION 3.2. Rules of Construction ....................................   14
    SECTION 3.3. Adoption, Ratification and Confirmation ..................   14
    SECTION 3.4. Counterparts .............................................   15
    SECTION 3.5. Benefits of Indenture ....................................   15
    SECTION 3.6. Governing Law ............................................   15
    SECTION 3.7. Supplemental Indenture Controls ..........................   43

EXHIBIT A  FORM OF 2014 NOTE ..............................................  A-1

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                          FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 22, 2004 (this "First Supplemental Indenture"), between XTO Energy Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee"),

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 22, 2004 (the "Original Indenture" and, as amended and supplemented by this First Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities;

     WHEREAS, Section 8.1(k) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

     WHEREAS, Sections 8.1(b) and 8.1(c) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

     WHEREAS, Section 8.1(h) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to add to, change or eliminate any of the provisions of the Indenture with respect to all or any series of Securities, provided that, among other things, such addition, change or elimination does not apply to any outstanding Security of any series created prior to the execution of such supplemental indenture;

     WHEREAS, Sections 2.1 and 2.2 of the Indenture provide that the Company may enter into supplemental indentures to establish the form, terms and provisions of a series of Securities issued pursuant to the Indenture;

     WHEREAS, the Company desires to issue $500,000,000 aggregate principal amount of 4.90% Senior Notes due 2014 (the "2014 Notes"), a new series of Securities, the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company;

     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the 2014 Notes in certain respects; and

     WHEREAS, all things necessary have been done to make the 2014 Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms;

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     NOW, THEREFORE:

     In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2014 Notes as follows:

                                    ARTICLE 1

                                 THE 2014 NOTES

     SECTION 1.1.  Designation of 2014 Notes; Establishment of Form.

     There shall be a series of Securities designated "4.90% Senior Notes due 2014" of the Company (the "2014 Notes"), and the form thereof shall be substantially as set forth in Exhibit A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently with the Indenture, be determined by the officers of the Company executing such 2014 Notes, as evidenced by their execution of the 2014 Notes.

     The 2014 Notes will initially be issued in permanent global form, substantially in the form set forth in Exhibit A hereto, as a Global Security.

     The Company initially appoints the Trustee to act as Paying Agent and Security Registrar with respect to the 2014 Notes.

     SECTION 1.2.  Amount.

     The Trustee shall authenticate and deliver 2014 Notes for original issue in an aggregate principal amount of up to $500,000,000 upon Company Order for the authentication and delivery of 2014 Notes, without any further action by the Company. The authorized aggregate principal amount of 2014 Notes may be increased at any time hereafter and the series may be reopened for issuances of additional Securities as provided in the last paragraph of Section 2.2 of the Original Indenture, so long as such additional Securities are fungible with the 2014 Notes issued on the date hereof for U.S. Federal income tax purposes. The 2014 Notes issued on the date hereof and any such additional 2014 Notes that may be issued hereafter shall be part of the same series of Securities.

     SECTION 1.3.  Redemption and Repurchase.

     (a) There shall be no sinking fund for the retirement of the 2014 Notes or other mandatory redemption or repurchase obligation.

     (b) The Company, at its option, may redeem the 2014 Notes in accordance with the provisions of the 2014 Notes and the Indenture, including, without limitation, Section 10.8.

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     SECTION 1.4.  Conversion.

     The 2014 Notes shall not be convertible into any other securities.

     SECTION 1.5.  Maturity.

     The Stated Maturity of the 2014 Notes shall be February 1, 2014.

     SECTION 1.6.  Other Terms of 2014 Notes.

     Without limiting the foregoing provisions of this Article 1, the terms of the 2014 Notes shall be as provided in the form of 2014 Notes set forth in Exhibit A hereto and as provided in the Indenture.

                                   ARTICLE 2

                           AMENDMENTS TO THE INDENTURE

     The amendments and supplements contained herein shall apply to 2014 Notes only and not to any other series of Securities issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2014 Notes. These amendments and supplements shall be effective for so long as there remains any 2014 Notes outstanding.

     SECTION 2.1.  Definitions.

     Section 1.1 of the Original Indenture is amended and supplemented by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

     "Additional Notes" means 4.90% Senior Notes due 2014 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.8, 2.9, 2.11 or 10.7 of this Indenture).

     "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom:

          (1)  all current liabilities excluding:

               (a) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and

               (b) current maturities of long-term debt; and

          (2) the amount, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth on the consolidated balance sheet of the Company for its most recently completed fiscal quarter, prepared in accordance with GAAP.

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     "Debt" means indebtedness for money borrowed.

     "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, a the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

     "Indebtedness" means Debt and the deferred purchase price of property or assets purchased.

     "Issue Date" means the first day on which the Company issues the 2014 Notes under this Indenture.

     "Make-Whole Amount" with respect to a 2014 Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such 2014 Note (excluding any portion of such payments of interest accrued as of the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 15 basis points, over (ii) the outstanding principal amount of such 2014 Note. As used herein, "Treasury Rate" is defined as the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (510), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the 2014 Note; provided, however, that if the Make-Whole Average Life of such 2014
Note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such 2014 Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. As used herein, "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the Redemption Date and the Stated Maturity of the 2014 Notes.

     "Make-Whole Price" means the sum of the outstanding principal amount of 2014 Notes to be redeemed plus the Make-Whole Amount of such 2014 Notes.

     "Non-Recourse Debt" means Debt or that portion of Debt of the Company or a Subsidiary incurred in connection with the acquisition by the Company or a Subsidiary of any Property and as to which (a) the holders of such Debt agree that they will look solely to the Property so acquired and securing such Debt for payment on or in respect of such Debt and (b) no default with respect to such Debt would permit (after notice, passage of time or both), according to the terms thereof, any holder of any other Debt of the Company or its Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

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     "Pari Passu Debt" means any Funded Debt of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Funded Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Funded Debt shall be subordinated in right of payment to the 2014 Notes.

     "Permitted Liens" means the following types of Liens:

     (a) Liens existing as of the Issue Date;

     (b) Liens securing the 2014 Notes;

     (c) Liens in favor of the Company or a Subsidiary;

     (d) Liens securing any renewal, extension, substitution, refinancing or replacement (each, a "refinancing") of secured Debt; provided that such Liens extend only to cover the Property currently securing the Debt being refinanced;

     (e) Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing Debt of the Company or any of its Subsidiaries;

     (f) Liens securing Non-Recourse Debt; provided, however, that the related Non-Recourse Debt shall not be secured by any Property of the Company or any Subsidiary other than the Property acquired by it with the proceeds of such Non-Recourse Debt;

     (g) (i) Liens upon any Property of any Person existing at the time of acquisition thereof by the Company or a Subsidiary, (ii) Liens upon any Property of a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary or existing at the time of the sale or transfer of any such Property of such Person to the Company or any Subsidiary, or (iii) Liens upon any Property of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that in each case such Lien has not been created in contemplation of such sale, merger or consolidation, transfer or acquisition, and provided that, in each such case no such Lien shall extend to or cover any Property of the Company or any Subsidiary other than the Property being acquired and improvements thereon; and

     (h) purchase money Liens granted or assumed in connection with the acquisition of Property in the ordinary course of business and consistent with past practices; provided, that (A) such Liens attach only to the Property so acquired with the Purchase Money Debt secured thereby and (B) such Liens secure only Debt that is not in excess of 100% of the purchase price of such Property.

     "Principal Property" means, whether owned or leased on the Issue Date or thereafter acquired:

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          (1)  any oil, natural gas or mineral producing property located in the
               United States (including its continental shelf) owned or leased by the Company or any Subsidiary; and

          (2) any refining, processing or manufacturing plant or terminal located in the United States owned or leased by the Company or any Subsidiary; except, in either case above:

               (a) any such property employed in transportation, distribution or marketing,

               (b) any such property consisting of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles, and

               (c) any such property which, in the good faith opinion of the Board of Directors, is not material in relation to the activities of XTO Energy and its Subsidiaries, taken as a whole.

     "Purchase Money Debt" means Debt incurred in connection with the purchase of Property in the ordinary course of business; provided that such Debt is incurred within 180 days of the purchase of such Property and the principal amount does not exceed 100% of the purchase price of the Property acquired.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Restricted Subsidiary" means any Subsidiary of the Company (excluding Hugoton Royalty Trust and any other oil and gas royalty trust Subsidiary) owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

     "Sale-leaseback Transaction" means the sale or transfer by the Company or any Subsidiary of the Company of any Principal Property to a Person (other than the Company or a Subsidiary) and the taking back by the Company or any Subsidiary, as the case may be, of a lease of such Principal Property.

     "2014 Notes" means the 4.90% Senior Notes due 2014 of the Company to be issued pursuant to this Indenture.

     SECTION 2.2. Consolidation, Merger and Sale.

     The Original Indenture shall be amended and supplemented by inserting the following in substitution for Section 7.1:

     "Section 7.1 Company May Consolidate, etc., Only on Certain Terms.

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

     The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its Properties to any Person or group of Affiliated Persons, unless at the time and after giving effect thereto:

     (a) either (i) if the transaction or transactions is a merger, the Company shall be the surviving Person of such merger, or (ii) the Person formed by such consolidation or into which the Company is merged or to which the Properties of the Company are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed, and this Indenture shall remain in full force and effect;

     (b) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

     (c) the Company or the Surviving Person shall have delivered to the Trustee
(i) an Officers' Certificate in form and substance reasonably acceptable to the Trustee, stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and that all conditions precedent herein relating to such transaction or transactions have been satisfied and (ii) an Opinion of Counsel stating that the requirements of Section 7.1(a) have been complied with."

     SECTION 2.3. Events of Default.

     (a) The following Events of Default shall be substituted for those in clauses (a)-(j) of Section 4.1 of the Original Indenture insofar as they relate to the 2014 Notes:

     "(a) default in the payment of the principal of or premium, if any, on any of the 2014 Notes, whether such payment is due at Stated Maturity, upon redemption, upon acceleration or otherwise; or

     (b) default in the payment of any installment of interest on any of the 2014 Notes, when it becomes due and payable, and the continuance of such default for a period of 30 days; or

     (c) default in the performance or breach of the provisions of Article VII hereof; or

     (d) the Company shall fail to perform or observe any other term, covenant or agreement contained in the 2014 Notes or this Indenture (other than a default specified in (a), (b) or (c) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given
(i) to the Company by the Trustee or (ii) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the 2014 Notes then Outstanding; or

     (e) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Debt of the Company (other than the 2014 Notes) or any Subsidiary when due, or any other default causing acceleration of any Debt of the Company or any Subsidiary; provided that the aggregate principal amount of such Debt shall exceed $25,000,000; provided further that if any such default is cured or waived or any such acceleration rescinded, or such Debt is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the 2014 Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

     (f) the entry of a decree or order by a court having jurisdiction in the premises (i) for relief in respect of the Company in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (g) the commencement by the Company of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company in furtherance of any such action."

     (b) The references in Sections 4.2 and 5.6 of the Original Indenture to clause (i) or (j) of Section 4.1 shall be deemed to be references to clause (f) or (g) of Section 4.1 in relation to the 2014 Notes.

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     SECTION 2.4. Supplemental Indenture with Consent of Holders.

     Section 8.2 of the Original Indenture shall be amended and supplemented by
(i) deleting paragraph (d) and (ii) deleting the "; or" at the end of paragraph
(c) and substituting therefor a period.

     SECTION 2.5. Covenants.

     (a) Article IX of the Original Indenture shall be amended and supplemented by inserting the following in substitution for Section 9.8(a):

     "Section 9.8 Statement by Officers as to Default.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate shall comply with TIA Section 314(a)(4). For purposes of this
Section 9.8(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture."

     (b) Article IX of the Original Indenture shall be further amended and supplemented by inserting the following in substitution for Sections 9.10, 9.11 and 9.12:

     "Section 9.10 Limitation on Liens.

     (a) The Company shall not, nor shall it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien, except Permitted Liens, upon any Principal Property or upon any Capital Stock or Indebtedness of any Restricted Subsidiary, whether owned or leased or hereafter acquired, to secure any of its Debt or any Debt of any other Person (other than Securities issued under this Indenture), without in any such case making effective provision whereby all of the 2014 Notes (together with, if it so determines, any other Debt of the Company that is not subordinate in right of payment to the prior payment in full of the 2014 Notes) shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured.

     (b) Notwithstanding the preceding provisions of this Section 9.10, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property or Capital Stock or Indebtedness of a Restricted Subsidiary to secure its Debt or Debt of any other Person (other than Securities issued under this Indenture), that is not excepted pursuant to Section 9.10(a) without securing the 2014 Notes, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all other Liens not excepted pursuant to Section 9.10(a), together with all Attributable Indebtedness from Sale-leaseback Transactions, excluding Sale-leaseback Transactions permitted under Section 9.12, does not exceed 10% of the Company's Consolidated Net Tangible Assets.

     Section 9.11 Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.5 through 9.10 or Section 9.12 hereof if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding 2014 Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     Section 9.12 Limitation on Sale-leaseback Transactions.

     The Company shall not, and shall not permit any of its Subsidiaries to, engage in a Sale-leaseback Transaction unless (i) the Sale-leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later; (ii) the Sale-leaseback Transaction involves a lease for a period, including renewals, of not more than three years; (iii) the Attributable Indebtedness from the Sale-leaseback Transaction is an amount equal to or less than the amount that the Company or such Subsidiary would be allowed by Section 9.10 to incur as Debt secured by a Lien on the Principal Property subject thereto without equally and ratably securing the 2014 Notes; or (iv) the Company or such Subsidiary, within a one-year period after the Sale-leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from the Sale-leaseback Transaction to (A) the prepayment, repayment, redemption, reduction or retirement of any Pari Passu Debt of the Company, or (B) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of the business of the Company or that of its Subsidiaries. Notwithstanding the preceding provisions of this Section 9.12, the Company may, and may permit any Subsidiary to, effect any Sale-leaseback Transaction that is not excepted in the preceding sentence, provided that the Attributable Indebtedness from such Sale-leaseback Transaction, together with the aggregate principal amount of then outstanding Debt (other than Securities issued under this Indenture) secured by Liens upon Principal Properties not excepted in Section 9.10 do not exceed 10% of the Company's Consolidated Net Tangible Assets."

     SECTION 2.6. Defeasance and Covenant Defeasance.

     Article XI of the Original Indenture shall be amended and supplemented by inserting the following in substitution therefor:

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

                                   "ARTICLE XI

                       DEFEASANCE AND COVENANT DEFEASANCE

     Section 11.1 Company's Option to Effect Defeasance or Covenant Defeasance.

     The Company may, at its option by Board Resolution, at any time, with respect to the 2014 Notes, elect to have either Section 11.2 or Section 11.3 hereof be applied to all Outstanding 2014 Notes upon compliance with the conditions set forth below in this Article XI.

     Section 11.2 Defeasance and Discharge.

     Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.2, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding 2014 Notes on the date the conditions set forth in Section 11.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed (a) to have paid and discharged its obligations under the Outstanding 2014 Notes; provided, however that the 2014 Notes shall continue to be deemed to be "Outstanding" for purposes of Section 11.5 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and (b) to have satisfied all their other obligations under such 2014 Notes and this Indenture insofar as such 2014 Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding 2014 Notes to receive, solely from the trust fund described in
Section 11.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such 2014 Notes when such payments are due (or at such time as the 2014 Notes would be subject to redemption at the option of the Company in accordance with this Indenture), (ii) the obligations of the Company under Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 4.8, 4.14, 5.6, 5.9, 5.10, 9.1, 9.2, 9.3 and 9.4 hereof, (iii)
the rights, powers, trusts, duties and immunities of the Trustee hereunder and
(iv) the obligations of the Company under this Article XI. Subject to compliance with this Article XI, the Company may exercise its option under this Section
11.2 notwithstanding the prior exercise of its option under Section 11.3 hereof with respect to the Securities.

     Section 11.3 Covenant Defeasance.

     Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.3, the Company shall be released from its obligations under any covenant contained in Sections 9.5 through 9.12 hereof with respect to the Outstanding 2014 Notes (except for the covenants contained in Section 9.8(a) and in the final sentence of the first paragraph of Section 9.9) on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the 2014 Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding 2014 Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 4.1(d) hereof, but, except as specified above, the remainder of this Indenture and such 2014 Notes shall be unaffected thereby.

     Section 11.4 Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 11.2 or Section 11.3 hereof to the Outstanding 2014 Notes:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.7 hereof who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such 2014 Notes, (i) cash in U.S. Dollars in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding 2014 Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the 2014 Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 10.2 hereof, a notice of its election to redeem all of the Outstanding 2014 Notes at a future date in accordance with Article X hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     (b) No Default or Event of Default with respect to the 2014 Notes shall have occurred and be continuing on the date of such deposit.

     (c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company.

     (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

     (e) In the case of an election under Section 11.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax laws, in either case providing that the Holders of the Outstanding 2014 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis of correctness of such ruling).

     (f) In the case of an election under Section 11.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding 2014 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

     (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under Section
11.2 hereof or the covenant defeasance under Section 11.3 (as the case may be) have been complied with.

     Section 11.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 9.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 11.5, the "Trustee") pursuant to Section 11.4 hereof in respect of the Outstanding 2014 Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such 2014 Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

     Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 11.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

     Section 11.6 Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the 2014 Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.5 hereof; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any 2014 Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such 2014 Notes to receive such payment from the money held by the Trustee or Paying Agent."

                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS

     SECTION 3.1. Integral Part.

     This First Supplemental Indenture constitutes an integral part of the Indenture.

     SECTION 3.2. Rules of Construction.

     For all purposes of this First Supplemental Indenture:

     (a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture; and

     (b) the terms "herein," "hereof," "hereunder" and other words of similar import refer to this First Supplemental Indenture.

     SECTION 3.3. Adoption, Ratification and Confirmation.

     The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     SECTION 3.4. Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

     SECTION 3.5. Benefits of Indenture.

     Nothing in this First Supplemental Indenture or in the 2014 Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under the Indenture.

     SECTION 3.6. Governing Law.

     THIS FIRST SUPPLEMENTAL INDENTURE AND THE 2014 NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE TRUST INDENTURE ACT IS APPLICABLE.

     SECTION 3.7. Supplemental Indenture Controls.

     In the event there is any conflict or inconsistency between the Original Indenture and this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

                                               XTO ENERGY INC.


                                               By:  ____________________________
                                                    John M. O'Rear
                                                    Vice President


                                               THE BANK OF NEW YORK, as Trustee


                                               By:  ____________________________
                                                    Name: ______________________
                                                    Title: _____________________

                                    EXHIBIT A
                           [FORM OF FACE OF 2014 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]/1/

_____________
/1/ These paragraphs should be included only if the Security is a Global
    Security.

                                 XTO ENERGY INC.

                           4.90% SENIOR NOTE DUE 2014

No. _____                                                           $___________

                                                        CUSIP No. 98385X AD 8

                                                        ISIN No. US98385XAD84

     XTO Energy Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________ or registered assigns the principal sum of _______________ Dollars on February 1, 2014 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities attached hereto]2, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on August 1, 2004 and continuing semiannually thereafter, on February 1 and August 1 of each year, from January 22, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 4.90% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand, interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities of this series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided however, that payment of interest may be made at the option of the Company (i) by check mailed to Holders at their respective addresses as shown in the Security Register or (ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee (received prior to the relevant record date) by any such Holder requesting payment by wire transfer and specifying the account to

___________

/2/ This clause should be included only if the Security is a Global Security.

which transfer is requested. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of such Depositary or its nominee. The Holder must surrender this Security to a Paying Agent to collect payment of principal.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]

                                           XTO ENERGY INC.

                                           By:  ________________________________
                                                Name: __________________________
                                                Title: _________________________

Attest:

______________________
Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: _________                           THE BANK OF NEW YORK, as Trustee


                                           By  _________________________________
                                                     Authorized Signatory

                         [FORM OF REVERSE OF 2014 NOTE]

     This Security is one of a duly authorized issue of the series of securities of the Company designated as its 4.90% Senior Notes due 2014 (herein called the "Securities"), which is issued under, with securities of one or more additional series that may be issued under, the Indenture dated as of January 22, 2004, between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture of even date (such Indenture, as so amended and supplemented, being called the "Indenture"), to which Indenture and all future indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities are subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 or more than 60 days' notice, at a Redemption Price of 100% of their principal amount plus a Make-Whole Amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

     In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Securities do not have the benefit of any sinking fund or mandatory repurchase obligations.

     As set forth in the Indenture, an Event of Default is generally: (a) failure to pay principal upon Stated Maturity, redemption or otherwise; (b) default for 30 days in payment of interest on any of the Securities; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets; (d) failure for 30 days after notice to comply with any other covenants in the Indenture or the Securities; (e) certain payment defaults under, or the acceleration prior to the maturity of, Debt of the Company or any Subsidiary in an aggregate principal amount in excess of $25,000,000; and (f) certain events of bankruptcy, insolvency or reorganization of the Company.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Securities will become due and payable immediately without further action or notice and (ii) in the case of an Event of Default which relates to certain payment defaults or acceleration with respect to certain Debt, any acceleration of the Securities will be automatically rescinded if any such Debt is repaid or if the default relating to such Debt is cured or waived and if the holders thereof have accelerated such Debt then such holders have rescinded their declaration of acceleration.

     No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of Definitive Securities and to make certain other specified changes and other changes that do not adversely affect the rights of any Holder in any material respect.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

     A director, officer, employee or stockholder of the Company shall not have any personal liability under this Security or the Indenture by reason of his or its status as such director, officer, employee or stockholder. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

     Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company, 810 Houston Street, Fort Worth, Texas 76102.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

     This Security shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

                                 ASSIGNMENT FORM

(I) or (we) assign and transfer this Security to

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
as agent to transfer this Security on the Security Register of the Company. The agent may substitute another to act for him.

Dated: _____________            Signature: _____________________________________
                                           (Sign exactly as name appears on the
                                                   face of this Security)

                                Name: __________________________________________
                                Address: _______________________________________
                                         _______________________________________
                                Phone No.: _____________________________________


Signature Guarantee

By: __________________________________
Signature guarantor must be an eligible
guarantor institution - a bank or trust
company or broker or dealer which is a
member of a registered exchange or
the NASD.

                     SCHEDULE OF EXCHANGES OF SECURITIES/3/

The following exchanges, redemptions or repurchases of a part of this Global Security have been made:


         Principal Amount
     of this Global Security               Authorized                                                Amount of
          Following Such                  Signatory of            Amount of Decrease in             Increase in
          Decrease Date                Trustee or Security          Principal Amount              Principal Amount
    of Exchange (or Increase)               Custodian            of this Global Security      of this Global Security
   ---------------------------        ---------------------     -------------------------    -------------------------


___________
/3/ This schedule should be included only if the Security is a Global Security.